EXHIBIT 99.1

MercadoLibre, Inc. Reports First Quarter Financial Results

80.1 million Sold Items, up 50.6%, the third consecutive quarter above 50%

74.3 million Total Payment Transactions, up 68.5%

Net Revenues of $321.0 million, up 30.1% on an FX neutral basis, after changes in accounting standards

BUENOS AIRES, Argentina, May 09, 2018 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the first quarter ended March 31, 2018.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “We are as excited as we have ever been about growing our businesses. We will continue to drive the success of our company through building on our market position as a leading innovator in Latin America, and leveraging our regional breadth, trusted brand, and increasing installed base of engaged users.  Going forward, executing on our business plan will continue to be our first order of priority. We will strive to maintain ourselves as a leading ecommerce and payments platforms in the region, while delivering a sustainable financial model that finds the right balance between earnings and investing in innovation to deliver benefits for our users. By following this path, we believe that we will deliver long-term shareholder value through an increasingly attractive business model.”

First Quarter 2018 Business Highlights

  Gross merchandise volume surpassed the $3 billion mark, reaching $3,126.4 million, a 34.0% year-over-year increase in USD, and a 42.7% year-over-year increase on an FX neutral basis.
  Items sold increased for the second consecutive quarter to 80.1 million, a 50.6% year-over-year increase, delivering one of the fastest rates of unit volume growth in the last five years.
  Unique buyers increased 28.0% year-over-year, driven primarily by Brazil and Mexico. Colombia and Chile also delivered excellent performance, increasing unique buyers both sequentially and year-over-year.
  Live listings offered on Mercado Libre’s marketplace grew to 127.1 million in the first quarter of 2018, a 50% year-over-year increase, representing the third time the Company exceeded the 100 million mark.
  Mobile GMV penetration grew 13.0% year-over-year to 54%, representing the first time the Company has surpassed 50% growth in terms of representation of total GMV.
  Items shipped through MercadoEnvíos reached 52.5 million, a 92.4% year-over-year increase, driven primarily by investments in free shipping, our loyalty program, MercadoPuntos and customer acquisition. Mexico was one of the highlights of the quarter, with items shipped growing 183% year-over-year.
  Total payment volume through MercadoPago increased to $4,175.3 million, a year-over-year increase of 60.5% in USD and 81.7% on an FX neutral basis. Total payment transactions increased 68.5% year-over-year, ending the quarter with 74.3 million.
  Merchant services continues to represent one of the fastest growing non-marketplace business units. On a consolidated basis, off-platform total payment volume grew 127.1% year-over-year on an FX neutral basis.
  Mobile-point-of-sale devices sold in Brazil grew by a factor of 10 year-over-year, while mPos TPV already represented 52% of the off platform total payment volume.

Adoption of ASC 606

  Effective January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers related to revenue recognition (“ASC 606”) issued by the Financial Accounting Standards Board (“FASB”). The Company has adopted ASC 606 using the full retrospective transition method and has accordingly revised its consolidated financial statements for the year ended December 31, 2017, and applicable interim periods within the year ended December 31, 2017, as if ASC 606 had been effective for those periods. Because the Company did not offer free shipping in 2016, net revenue for that year does not need to be recast.
  As a result of adopting ASC 606, the Company must present net revenue net of amounts paid in connection with the Company’s free shipping initiative rather than including these amounts in the cost of net sales, as previously recorded. For the three-month period ended March 31, 2018 the Company incurred $112.5 million of shipping subsidies that have been netted from revenues.
  As a result of adopting ASC 606, our net revenues for the periods indicated below have been recast as presented below. Our adoption of 606 does not affect our operating or net income/loss.
	In millions

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
As reported	$273.9	$316.5	$370.7	$437.0

	In millions

	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Adjustments (Decrease)	$(4.3)	$(32.6)	$(65.7)	$(78.9)

	In millions				As reported (in millions)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
As recast	$269.7	$283.9	$304.9	$358.1	$321.0

The tables below present our gross billing and amounts paid by us in connection with our free shipping service.

	Gross billing (1) (in millions)
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Brazil	$159.8	$180.0	$229.5	$262.1	$276.3
Argentina	71.4	88.0	91.3	108.7	106.1
Mexico	15.5	20.2	22.6	28.2	29.4
Venezuela	14.4	14.2	9.8	16.0	—
Others	12.8	14.1	17.5	22.0	21.7
Total	$273.9	$316.5	$370.7	$437.0	$433.5

	Free shipping paid by Mercado Libre (2) (in millions)
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Brazil	—	$(22.9)	$(52.9)	$(64.8)	$(92.1)
Argentina	—	—	—	—	(4.1)
Mexico	(4.2)	(9.4)	(11.1)	(10.4)	(12.3)
Venezuela	—	—	—	—	—
Others	(0.1)	(0.3)	(1.7)	(3.7)	(3.9)
Total	$(4.3)	$(32.6)	$(65.7)	$(78.9)	$(112.5)

	Net revenues as recast (in millions)				Net revenues as reported (in millions)
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Brazil	$159.8	$157.2	$176.6	$197.3	$184.2
Argentina	71.4	88.0	91.3	108.7	101.9
Mexico	11.3	10.8	11.5	17.7	17.1
Venezuela	14.4	14.2	9.8	16.0	—
Others	12.8	13.8	15.8	18.4	17.8
Total	$269.7	$283.9	$304.9	$358.1	$321.0

	Gross billing growth
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Brazil	106.1%	75.0%	75.2%	82.5%	72.9%
Argentina	48.1%	30.0%	30.5%	42.3%	48.6%
Mexico	39.8%	76.3%	91.4%	135.5%	89.2%
Venezuela	18.9%	90.1%	41.6%	49.0%	—
Others	47.8%	39.1%	56.9%	61.9%	69.6%

(1) Total accrued fees, commissions, interest, and other sales received from users

(2) Prior to the adoption of ASC 606, this amount was presented as a component of cost of net revenues.

First Quarter 2018 Financial Highlights

  Net revenues for the first quarter grew to $321.0 million, a year-over-year increase of 19.0% in USD and 30.1% on an FX neutral basis, after adoption of ASC 606.
  Enhanced marketplace revenues decreased 20.9% year-over-year in USD, and 18.6% on an FX neutral basis, while non-marketplace revenues increased 96.5% year-over-year in USD and 143.5% on an FX neutral basis.
  Gross profit was $162.8 million with a margin of 50.7%, compared to negative 3.6% in the first quarter of 2017. Most of the gross margin compression is attributed to an increase in free shipping subsidies.
  Total operating expenses were $192.2 million, up 82.1% year-over-year. As a percentage of revenues, operating expenses were 59.9%, as compared to 39.1% during the first quarter of 2017.
  Loss from operations was $29.4 million, down 146.5% year-over-year. As a percentage of revenues, loss from operations was 9.2%, as compared to 23.5% during the first quarter of 2017.
  Interest income was $9.2 million, a 24.4% decrease year-over-year as a result of lower interest rates in Brazil as well as lower float and interest rates in Argentina.
  The company incurred $10.7 million in financial expenses in the first quarter of 2018.
  Net loss before taxes was $25.4 million, down 136.4% year-over-year.
  Income tax expense was $12.4 million during the first quarter, yielding a blended tax rate for the period of 49.1%.
  Net loss as reported for the first quarter was $12.9 million, resulting in basic net loss per share of $0.29.
  Operating cash flow was negative $37 million. Net decrease in cash and cash equivalents was $37.8 million in during the first quarter of 2018.

 The following table summarizes certain key performance metrics for the three months ended March 31th, 2018 and 2017.

	Three-month Periods Ended March 31,
(in millions)	2018	2017

Number of confirmed registered users at end of period	223.1	182.2
Number of confirmed new registered users during period	11.2	8.1
Gross merchandise volume	$3,126.4	$2,334.0
Number of successful items sold	80.1	53.2
Number of successful items shipped	52.5	27.3
Total payment volume	$4,175.3	$2,601.0
Total volume of payments on marketplace	$3,036.9	$1,825.8
Total payment transactions	74.3	44.1
Unique buyers	17.0	13.3
Unique sellers	5.0	4.1
Capital expenditures	$23.0	$12.8
Depreciation and amortization	$11.1	$9.0

Table of Year-over-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates

Consolidated Net Revenues	Q1’17	Q2’17	Q3’17	Q4’17	Q1’18*
Brazil	106%	53%	35%	37%	15%
Argentina	48%	30%	30%	42%	43%
Mexico	2%	(6)%	(3)%	48%	51%

*Reflecting impact of ASC 606 adoption.

Table of Year-over-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues	Q1’17	Q2’17	Q3’17	Q4’17	Q1’18*
Brazil	66%	40%	31%	35%	19%
Argentina	58%	44%	51%	62%	80%
Mexico	15%	(3)%	(7)%	41%	39%

*Reflecting impact of ASC 606 adoption.

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 9th, 2018 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 9396246) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billing - Total accrued fees, commissions, interest, and other sales-related payments received from users.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2017 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Items shipped- Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Unique Buyers – New or existing buyers with at least one purchase made in the period.

Unique Sellers – New or existing sellers with at least one sale made in the period.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2017, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

Consolidated balance sheets
(In thousands of U.S. dollars, except par value)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$350,411	$388,260
Short-term investments	159,446	209,432
Accounts receivable, net	29,914	28,168
Credit cards receivables, net	530,185	521,130
Loans receivable, net	122,328	73,409
Prepaid expenses	21,862	5,864
Inventory	3,362	2,549
Other assets	68,052	58,107
Total current assets	1,285,560	1,286,919
Non-current assets:
Long-term investments	33,410	34,720
Property and equipment, net	122,859	114,837
Goodwill	93,714	92,279
Intangible assets, net	22,392	23,174
Deferred tax assets	93,708	57,324
Other assets	68,044	63,934
Total non-current assets	434,127	386,268
Total assets	$1,719,687	$1,673,187
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$228,318	$221,095
Funds payable to customers	592,923	583,107
Salaries and social security payable	97,769	65,053
Taxes payable	28,306	32,150
Loans payable and other financial liabilities	134,466	56,325
Other liabilities	4,069	3,678
Dividends payable	—	6,624
Total current liabilities	1,085,851	968,032
Non-current liabilities:
Salaries and social security payable	19,500	25,002
Loans payable and other financial liabilities	314,953	312,089
Deferred tax liabilities	25,542	23,819
Other liabilities	20,974	18,466
Total non-current liabilities	380,969	379,376
Total liabilities	$1,466,820	$1,347,408

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,364 shares issued and outstanding at March 31,
2018 and December 31, 2017	$44	$44
Additional paid-in capital	24,969	70,661
Retained earnings	527,098	537,925
Accumulated other comprehensive loss	(299,244)	(282,851)
Total Equity	252,867	325,779
Total Liabilities and Equity	$1,719,687	$1,673,187

Consolidated statements of cash flows
(In thousands of U.S. dollars, except par value)

	Three Months Ended March 31,
	2018	2017

Cash flows from operations:
Net (loss) income	$(12,919)	$48,518
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,084	9,003
Accrued interest	(4,447)	(5,679)
Non cash interest and convertible notes amortization of debt discount and amortization of debt issuance costs	7,063	4,226
LTRP accrued compensation	15,737	9,176
Deferred income taxes	(30,601)	(2,798)
Changes in assets and liabilities:
Accounts receivable	(9,347)	(1,305)
Credit Card Receivables	(33,870)	15,583
Prepaid expenses	(16,164)	347
Inventory	(872)	727
Other assets	(13,009)	(4,472)
Accounts payable and accrued expenses	22,773	13,364
Funds payable to customers	20,613	13,929
Other liabilities	3,041	123
Interest received from investments	3,912	4,015
Net cash (used in) provided by operating activities	(37,006)	104,757
Cash flows from investing activities:
Purchase of investments	(632,734)	(897,589)
Proceeds from sale and maturity of investments	683,909	876,040
Purchases of intangible assets	(97)	(17)
Advance for property and equipment	(3,390)	(2,505)
Changes in principal of loans receivable, net	(52,243)	(4,808)
Purchases of property and equipment	(19,542)	(10,268)
Net cash used in investing activities	(24,097)	(39,147)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	80,925	4,290
Payments on loans payable and other financing liabilities	(4,583)	(2,875)
Dividends paid	(6,624)	(6,624)
Purchase of convertible note capped call	(45,692)	—
Net cash provided by (used in) financing activities	24,026	(5,209)
Effect of exchange rate changes on cash and cash equivalents	(772)	6,847
Net (decrease) increase in cash and cash equivalents	(37,849)	67,248
Cash and cash equivalents, beginning of the period	$388,260	$234,140
Cash and cash equivalents, end of the period	$350,411	$301,388

Consolidated statements of income
(In thousands of U.S. dollars, except for share data)

	Three Months Ended March 31,
	2018	2017
Net revenues	$320,976	$269,675
Cost of net revenues	(158,218)	(100,819)
Gross profit	162,758	168,856
Operating expenses:
Product and technology development	(38,396)	(30,302)
Sales and marketing	(110,723)	(46,931)
General and administrative	(43,058)	(28,309)
Total operating expenses	(192,177)	(105,542)
(Loss) income from operations	(29,419)	63,314

Other income (expenses):
Interest income and other financial gains	9,195	12,157
Interest expense and other financial losses	(10,734)	(6,471)
Foreign currency gains	5,601	663
Net (loss) income before income tax gain (expense)	(25,357)	69,663

Income tax gain (expense)	12,438	(21,145)
Net (loss) income	$(12,919)	$48,518

	Three Months Ended March 31,
	2018	2017
Basic EPS
Basic net (loss) income
Available to shareholders per common share	$(0.29)	$1.10
Weighted average of outstanding common shares	44,157,364	44,157,364
Diluted EPS
Diluted net (loss) income
Available to shareholders per common share	$(0.29)	$1.10
Weighted average of outstanding common shares	44,157,364	44,157,364

Cash Dividends declared (per share)	—	0.150

Financial results of reporting segments

	Three Months Ended March 31, 2018
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$184,155	$101,939	$17,065	$17,817	$320,976
Direct costs	(176,980)	(57,295)	(26,323)	(17,272)	(277,870)
Direct contribution	7,175	44,644	(9,258)	545	43,106

Operating expenses and indirect costs of net revenues					(72,525)
Loss from operations					(29,419)

Other income (expenses):
Interest income and other financial gains					9,195
Interest expense and other financial losses					(10,734)
Foreign currency gains					5,601
Net loss before income tax expense					$(25,357)

	Three Months Ended March 31, 2017
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$159,781	$71,392	$11,326	$14,397	$12,779	$269,675
Direct costs	(87,037)	(45,066)	(12,631)	(6,551)	(9,697)	(160,982)
Direct contribution	72,744	26,326	(1,305)	7,846	3,082	108,693

Operating expenses and indirect costs of net revenues						(45,379)
Income from operations						63,314

Other income (expenses):
Interest income and other financial gains						12,157
Interest expense and other financial losses						(6,471)
Foreign currency gains						663
Net income before income tax expense						$69,663

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures as non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2017 and applying them to the corresponding months in 2018, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month periods ended March 31, 2018:

	Three-month Periods Ended March 31, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2018	2017	Percentage Change	2018	2017	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$321.0	$269.7	19.0%	$350.8	$269.7	30.1%
Cost of net revenues	(158.2)	(100.8)	56.9%	(170.2)	(100.8)	68.8%
Gross profit	162.8	168.9	-3.6%	180.6	168.9	6.9%

Operating expenses	(192.2)	(105.5)	82.1%	(212.7)	(105.5)	101.5%
Loss / Income from operations	(29.4)	63.3	-146.5%	(32.2)	63.3	-150.8%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

Investor Relations
investor@mercadolibre.com

http://investor.mercadolibre.com